LUXURY STEAMBOAT MOUNTAINSIDE CONDOMINIUMS TO BE SOLD AT AUCTION

     Outstanding mountain real estate values await buyers at Steamboat Grand Resort Hotel & Condominiums auction. This exclusive property is Steamboat Springs' only AAA Four Diamond Resort, offering world-class facilities and amenities, just steps from the base of renowned Steamboat Ski Resort.

PARK CITY, UT- Grand Summit Resort Properties, Inc. (GSRP), a subsidiary of American Skiing Company (ASC), announced today that more than 200 of the finest fractional-share units in Colorado and over 30 whole ownership condominiums will be made available during a March 18, 2006 auction of remaining developer inventory at the acclaimed Steamboat Grand Resort Hotel & Condominiums.

"Steamboat is truly among the finest mountain vacation destinations in the world, with a unique heritage and brand that includes genuine western friendliness and of course its legendary champagne powder," said B.J. Fair, president and chief executive officer of ASC. "The Steamboat Grand Resort Hotel & Condominiums is at the heart of the Steamboat experience and is one of the newest, most luxurious condominium properties in Steamboat. By making these units available at auction rather than through traditional sales, we expect to create exceptional savings for our buyers."

Located at the base of legendary Steamboat Ski Resort, the Steamboat Grand Resort Hotel & Condominiums is Steamboat's only AAA Four Diamond Resort. The resort hotel includes a full-service spa and fitness center, an outdoor heated pool, two large whirlpool spas and 17,000 square feet of indoor/outdoor convention space. The Cabin, the Steamboat Grand's signature dining experience, has earned the prestigious Wine Spectator Award of Excellence for four consecutive years.

GSRP has determined that public auction is the most timely and cost-effective method of accelerating the sellout of the property. The auction allows GSRP to reduce marketing and carrying costs and sell a significant amount of inventory in a very short period of time. GSRP can then pass on savings to its buyers in the form of discounted prices at the auction. Of the inventory offered, 100 units will be offered absolute, selling to the highest bidders regardless of price. Buyers may choose from a wide selection of floor plans with studios, one-, two- and three-bedroom units and penthouse residences available. All units are elegantly furnished and owners will have access to all of the amenities provided by the resort hotel.

The auction will be the largest ski condominium auction of its kind. GSRP has contracted with the Keenan Auction Company to facilitate and manage this auction. Interested buyers may bid on site, on-line, by proxy or by telephone. The Internet bidding component, a pioneering effort between the Keenan Auction Company and Proxibid.com, is a multi-parcel real estate Internet bidding program that is capable of handling the entire inventory of units being offered on auction day. The auction represents an excellent opportunity for bidders worldwide to purchase extraordinary mountainside real estate at auction prices.

The condominiums are just steps away from the world-renown Steamboat Ski Resort, which historically has been ranked as the top family resort in the West by SKI Magazine. With close to 3,000 acres of diverse skiing terrain, Steamboat is renowned for its legendary Champagne Powder(R) snow, genuine friendliness, and tree skiing. The resort has averaged more than one million skier visits annually for the past decade and is one of the most easily accessed mountain resorts with its non-stop jet service from eight major cities. With 65 percent of the units already sold, the auction presents a rare chance to gain ownership in the mountainside property that Conde Nast Traveler recognized in its "Top 50 Ski Resorts in North America" in the December 2005 issue.

A Web site designed specifically for the event, www.steamboatgrandauction.com, provides potential bidders with auction and resort information including: a property information package, brochure, condominium documents, unit floor plans, available unit charts, photos, virtual tours and Internet bidding information. In addition, the Auction Information Center is now open at the Steamboat Grand Resort Hotel & Condominiums. For early previews, interested parties may call 877-754-4647.

Grand Summit Resort Properties, Inc. is a division of American Skiing Company This release is for informational purposes only. It is not a paid advertisement, nor a solicitation or offer to sell units. Interested parties are encouraged to obtain more information from the resources listed above or to visit the Steamboat Grand Resort Hotel & Condominiums to learn more. GSRP reserves the right to postpone, cancel or modify any aspect of the offering, auction, auction date and/or auction terms in its sole and absolute discretion, and with or without notice.

About American Skiing Company (OTCBB: AESK)
Headquartered in Park City, Utah, American Skiing Company is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Steamboat in Colorado; The Canyons in Utah; Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; and Attitash in New Hampshire. More information is available on the company's Web site, www.peaks.com.

About Keenan Auction Company
Since 1972, the Keenan Auction Company has conducted more than 4,600 auctions. The New England based firm specializes in ski area condominium auctions as well as representing the legal and financial communities. In 2001, the Keenan team successfully sold at auction the remaining inventory of 167 fractional-share condominiums in the Grand Summit Resort Hotel at the Attitash/Bear Peak ski resort in New Hampshire. The company has a long relationship within the ski industry. In addition to having sold four eastern ski resorts at auction, until recently, Keenan was one of the largest ski retailers in the East, owning six ski shops and conducting several exposition-style ski sales annually under the Keenan's and Tuckerman Outfitters names. More information is available on the company's Web site, www.keenanauction.com.

This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting our real estate segment; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); changes to federal, state and local regulations affecting both our resort operating and real estate segments; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. The Company cautions the reader that this list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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